Exhibit 10.63
                               SKYLINE MULTIMEDIA
                               ENTERTAINMENT, INC
                              EMPIRE STATE BUILDING
                           350 FIFTH AVENUE, SUITE 612
                               NEW YORK, NY 10118
                        (212) 564-2224 FAX (212) 564-0652


April 10, 2001


Mr. Michael Leeb
6 Linford Lane
Melville, NY 11747


Dear Michael:

The purpose of this letter is to memorialize the terms of your employment contract, which we have agreed upon:

1. This Agreement is between Skyline Multimedia Entertainment Inc. ("Skyline") and Michael Leeb ("Leeb") an individual.

2. Leeb agrees to work full-time and exclusively for Skyline as its Chief Operating Officer. In such capacity, Michael Leeb shall be covered and indemnified by Skyline to the full extent of the Company's Directors' and Officers' liability insurance.

3.       This Agreement is for a period of 2 years, beginning January 1, 2001.

4.       Either party may cancel this Agreement upon 90 days written notice.

5. Beginning January 1, 2001 Skyline will pay Leeb a base rate of $150,000 per year.

6. In each subsequent year, beginning with the year 2002, Leeb will receive an increase in the base rate of at least 5%.


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7.       In addition to base pay Leeb will receive a guaranteed bonus of
         $25,000.

8. The minimum annual bonus of $25,000 will be divided into four quarterly payments, payable within one month after the end of each calendar quarter(April, July, October, January).

9. In the event that Skyline exercises its right to cancel this Agreement, and Leeb continues to work for the full 90 day notice period, the minimum annual bonus set forth in this Agreement will continue in effect during the notice period. Otherwise, the minimum annual bonus will terminate as of the date the company cancels this Agreement.

10. In the event Leeb cancels this Agreement, the minimum annual bonus will end on the day Leeb cancels this Agreement.

11. Annually, the Board of Directors will review Leeb's performance and based on their evaluation, Leeb will receive a performance bonus at the Board's discretion.

12. Skyline will match any funds Leeb contributes to an IRA account, to the legal limit in effect as of the date of this Agreement. Skyline's matching payment, if any, each year, will be paid by March 31 each year, provided however, that Leeb gives the company satisfactory documentation of his contribution no later than March
         1. Otherwise, Skyline will make payment to Leeb within 30 days providing such documentation.

13. Skyline will provide family health care insurance to Leeb without any financial contribution on his part.

14. In addition, Leeb will receive options pursuant to an option plan to purchase 1% of the shares of Skyline Multimedia Entertainment Inc. subject to the vesting schedule set forth in such agreement.


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15.      In the event that Skyline excersize its right to cancel this
         Agreement, or this Agreement is not renewed, or the company is sold and Leeb's employment is terminated as a result, and provided that Leeb works for the entire 90 day notice period, at the end of the 90 day notice period Leeb will be entitled to receive six months of severance pay at his base rate of pay.

16. The employment contract between Skyline and Leeb dated January 13, 2001 shall remain in effect until January 1, 2001, that date upon which this contract becomes effective.

     Signed this 12 day of April, 2001                        /s/ Michael Leeb
                                                              -----------------
                                                                  Michael Leeb

     Acknowledge and agreed upon:

     /s/ John B. Harlow                              Date: 4/10/01
     John B. Harlow, Member of the Board of Directors
     (Prospect Street Ventures)

                                                     Date: _________
     Steven Vocino, Chairman of the Board

     /s/ John Barry                                  Date: _________
     John Barry, Member of the Board of Directors
     (Prospect Street Ventures)